UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 17, 2008 (June 11, 2008)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 11, 2008, Credence Systems Corporation (the “Company”) entered into an Executive Employment Agreement with Rance Hale, its Senior Vice President, Manufacturing and Operations (the “Hale Agreement”). According to the terms of the Hale Agreement, Mr. Hale is entitled to an annual base salary of $277,014 (“Base Salary”), an annual target incentive bonus equal to 60% of the Base Salary (“Target Bonus”) based on Mr. Hale’s achievement of performance objectives, and certain benefits and expense reimbursements in accordance with Company policies.

In addition, upon termination other than for cause, death or disability, Mr. Hale will be eligible for certain payments, including his base salary plus target bonus, the acceleration of any outstanding and unvested stock that would have vested at the end of the earlier of (i) a 12-month period following the date of termination or (ii) the date Mr. Hale begins other employment, and the continuation of benefits for a period of up to 12 months or upon the date Mr. Hale begins other employment (“Termination Benefits”). Such Termination Benefits are conditioned upon Mr. Hale’s availability to the Company as a consultant, the execution of a release agreement and an agreement from Mr. Hale not to compete with the Company. Mr. Hale will also be entitled to such Termination Benefits upon termination without Cause by the Company, or his voluntary termination for Good Reason, within 12 months after a Change in Control (as defined in the agreement). In addition to the Termination Benefits described above, upon such termination by the Company or Mr. Hale within 12 months following a Change in Control, Mr. Hale will also be entitled to accelerated vesting as to all outstanding and unvested stock options and the continuation of benefits for a period of up to 12 months.

On June 11, 2008, the Company also entered into amendments to existing employment agreements with Lavi Lev, its Chief Executive Officer, Amir Aghdaei, its Senior Vice President, World-wide Field Operations and Marketing, and Casey Eichler, its Senior Vice President, Chief Financial Officer and Secretary (the “Lev Amendment,” “Aghdaei Amendment,” and “Eichler Amendment,” respectively). Each amendment revised the definition of Change in Control to conform to the definition set forth in the Hale Agreement.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to (i) the Hale Agreement, which is filed as Exhibit 10.1 hereto and hereby incorporated by reference; (ii) the Lev Amendment, which is filed as Exhibit 10.2 hereto and hereby incorporated by reference; (iii) the Eichler Amendment, which is filed as Exhibit 10.3 hereto and hereby incorporated by reference and (iv) the Aghdaei Amendment, which is filed as Exhibit 10.4 hereto and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Executive Employment Agreement, dated as of June 11, 2008, by and between the Company and Rance Hale.

10.2	Amendment No. 1 to Executive Employment Agreement, dated as of June 11, 2008, by and between the Company and Lavi Lev.

10.3	Amendment No. 1 to Executive Employment Agreement, dated as of June 11, 2008, by and between the Company and Casey Eichler.

10.4	Amendment No. 1 to Executive Employment Agreement, dated as of June 11, 2008, by and between the Company and Amir Aghdaei.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Kevin C. Eichler
Kevin C. Eichler
Chief Financial Officer

Date: June 17, 2008